February 13, 2013

Marina Biotech, Inc.

3830 Monte Villa Parkway

Bothell, Washington 98021

RE:	Marina Biotech, Inc.
Amendment No. 2 to Registration Statement
on Form S-1 (File No. 333-185552)
Filed with the SEC on February 13, 2013

Ladies and Gentlemen:

As legal counsel to Marina Biotech, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the above-referenced registration statement (the “Registration Statement”), under which the Company intends to issue and sell up to $5,000,000 in units (the “Units”), with each Unit consisting of (i) one share of the Company’s convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), and (ii) warrants (each, a “Warrant”, and collectively, the “Warrants”) to purchase a set number of shares of the common stock, par value $0.006 per share, of the Company (the “Common Stock”), to select investors.

The shares of Preferred Stock to be issued by the Company as components of the Units are hereinafter referred to as the “Preferred Shares,” the shares of Common Stock to be issued by the Company upon the exercise of the Warrants are hereinafter referred to as the “Warrant Shares”, and the shares of Common Stock to be issued by the Company upon the conversion of the Preferred Shares are hereinafter referred to as the “Conversion Shares”.

As counsel to the Company and in connection with this opinion, we have examined such documents as we have deemed necessary to enable us to express the opinion hereinafter set forth, including, without limitation: (a) the Certificate of Incorporation of the Company, as amended and restated, (b) the By-laws of the Company, as amended and restated, (c) the Form of Securities Purchase Agreement filed as an exhibit to the Registration Statement (the “Securities Purchase Agreement”), (d) the Form of Warrant filed as an exhibit to the Registration Statement, (e) the Form of Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock filed as an exhibit to the Registration Statement (the “Certificate of Designation”), and (f) the Registration Statement (including the prospectus contained therein). In addition, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of offering of the Units; (ii) the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Securities Act”); (iii) the Securities Purchase Agreement is executed and delivered by the parties thereto; and (iv) the Certificate of Designation has been filed with the Delaware Secretary of State as required by applicable law:

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(A)	the Units will be duly authorized and, when issued and sold in accordance with, and for the consideration set forth in, the Securities Purchase Agreement, and in the manner described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable;

(B)	the Preferred Shares will be duly authorized and, when issued and sold in accordance with, and for the consideration set forth in, the Securities Purchase Agreement, and in the manner described in the prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable;

(C)	the Warrants, when duly executed, issued and delivered by the Company in accordance with, and for the consideration set forth in, the Securities Purchase Agreement, and in the manner described in the prospectus contained in the Registration Statement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms;

(D)	the Warrant Shares, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, and upon delivery to the Company in full of the exercise price for such Warrant Shares, will be validly issued, fully paid and non-assessable; and

(E)	the Conversion Shares, when issued upon conversion of the Preferred Shares, in accordance with the terms of the Certificate of Designation, and upon delivery to the Company in full of the conversion price for such Conversion Shares, will be validly issued, fully paid and non-assessable.

We are admitted to the Bar in the State of New York and we express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to any state securities or blue sky laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP

PRYOR CASHMAN LLP

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